EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT dated as of September 11, 2001, by and among HIRSCH INTERNATIONAL CORP., a Delaware corporation with offices located at 200 Wireless Boulevard, Hauppauge, New York 11788 (the "Company") and PAUL GALLAGHER, residing at 180 Riverside Boulevard, Suite 32D, New York, New York 10069 (the "Executive").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, the Company is engaged in importing, marketing, manufacturing, and distributing commercial embroidery equipment and related goods and services; and

     WHEREAS, the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive is willing to serve in the employ of the Company on a full-time basis for said period, and upon other terms and conditions hereinafter provided.

     NOW, THEREFORE, the Company and the Executive, intending to be legally bound, agree as follows:

     1. Employment. The Company, pursuant to the terms and conditions set forth in this Agreement, hereby employs the Executive who accepts employment with the Company as its Chief Operating Officer and such other positions and duties of a responsible nature as the Company's Board of Directors may from time to time determine and assign to him commensurate with the position of Chief Operating Officer. Throughout the Term (as defined herein), the Executive shall devote all of his business time, attention and energy to his duties and to the business and affairs of the Company and shall not engage, directly or indirectly, in any other business, employment or occupation which is competitive with the business of the Company.

     2. Term. The term of this Agreement shall commence as of the date hereof (the "Commencement Date") and shall terminate on the date immediately preceding the third anniversary date of the Commencement Date (the "Term").

     3. Compensation.

     3.1 As full compensation for all services to be rendered by the Executive to the Company pursuant to the terms of this Agreement, the Executive shall receive a base salary at the rate of Three Hundred Thousand ($300,000) Dollars per year (the "Base Compensation"). The Base Compensation shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time.

     3.2 The Executive shall have the right to participate, on the same basis as other executive employees of the Company, in the Company's employee benefit programs, if any, including, without limitation, group life, health, accident and hospitalization insurance programs covering the Executive and his dependents and disability insurance similar in coverage to that currently provided.

     3.3 The Company shall pay Executive certain bonus payments in accordance with the criteria set forth on Schedule A annexed hereto.

     3.4 The Company shall deduct from the Executive's Base Compensation and any bonus payment which Executive may receive any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

     3.5 The Company shall reimburse the Executive, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company; provided, however, that the Executive shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

     3.6 During the Term, the Executive shall be entitled to the full-time use of a Company vehicle which shall be a BMW 540 or comparable vehicle The Company shall purchase and maintain all relevant insurance for said vehicle and shall reimburse Executive for all fuel and repairs for said vehicle. Repairs, insurance costs and fuel expenses will be reimbursed along with usual and customary business related expenses in accordance with Section 3.5 above.

     3.7 During the Term, Executive shall be entitled to three (3) weeks paid vacation per year to be taken in accordance with Company policy and procedure.

     3.8 Upon the execution and delivery of this Agreement by the parties, the Company shall grant Executive an option (the "Option") to purchase up to One Hundred Thousand (100,000) shares of its Class A common stock pursuant to the Company's 1993 Stock Option Plan. The terms of the Option shall be set forth in a certain Incentive Stock Option Agreement between the Company and Executive to be executed contemporaneously herewith.

     4. Indemnification. The Company undertakes, to the maximum extent permitted by law, to defend, indemnify and hold the Executive harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees and disbursements, arising out of the performance by the Executive of his duties pursuant to this Agreement, in furtherance of the Company's business and within the scope of his employment.

     5. Termination.

     5.1 If the Executive dies or becomes disabled during the Term, his Base Compensation and all other rights under this Agreement shall terminate at the end of the month during which death or disability occurs. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if he has been unable to perform his duties for three (3) consecutive months or six (6) months in any twelve (12) month period, all as determined in good faith by the Board of Directors of the Company.

     5.2 The Company shall have the right to terminate the employment of Executive under this Agreement and Executive shall forfeit the right to receive any and all further payments hereunder, other than the right to receive any compensation then due and payable to Executive pursuant to Section 3 hereof through the date of termination, if Executive shall have committed any of the following acts of default:

     (a) Executive shall have committed any material breach of any of the provisions or covenants of this Agreement;

     (b) Executive shall have committed any act of gross negligence in the performance of his duties or obligations hereunder, or, without proper cause, shall have willingly refused or habitually neglected to perform his employment duties or obligations under this Agreement;

     (c) Executive shall have committed any material act of willful misconduct, dishonesty or breach of trust which directly or indirectly causes the Company or any of its subsidiaries to suffer any loss, fine, civil penalty, judgment, claim, damage or expense; or

     (d) Executive shall have been convicted of, or shall have plead guilty or nolo contendere to, a felony (unless committed in the reasonable, good faith belief that the Executive's actions were in the best interests of the Company and its stockholders and would not violate criminal law).

     5.3 If the Company elects to terminate this Agreement as set forth in Sections 5.1 or 5.2 above, it shall deliver notice of such intention to Executive, describing with reasonable detail the action or omission of the Executive constituting the disability or act of default (the "Termination Notice"), and thereupon no further payments of any type shall be made or shall be due or payable to Executive hereunder, except as provided in the first sentence of Section 5.2; provided, however, with respect to any act of default set forth in clauses (a) and (b) of Section 5.2, prior to any termination by the Company of Executive's employment, Executive shall first have an opportunity to cure or remedy such act of default within thirty (30) days following the Termination Notice.

     5.4 Notwithstanding anything contained herein to the contrary, in the event the Company: (a) terminates this Agreement other than for the reasons set forth in Section 5.2 above prior to the expiration of the Term; or (b) commits a material breach of the provisions of this Agreement which is not cured within thirty (30) days following the giving of written notice to the Company by the Executive of such material breach (at which time, this Agreement shall be deemed terminated), the Company shall pay Executive an amount equal to one-twelfth (1/12) the Base Compensation for each month (after the first three (3) months of employment) Executive is employed by the Company, up to a maximum of six (6) months, plus a pro rata portion of any bonus that would have become due to Executive pursuant to Section 3.3 above at the time such bonus payment would otherwise have become due.

     5.5 Resignation by Executive. Notwithstanding anything contained herein to the contrary, Executive shall have the right to terminate this Agreement at any time, for any reason and for no reason, upon thirty (30) days' prior written notice to the Company. Upon such termination, the Company shall pay to Executive the compensation due to Executive through the date of termination and thereafter, with the specific exception of the obligations set forth in Sections 6 and 7 below, neither Executive nor the Company shall have any further obligations hereunder.

     6. Restrictive Covenants.

     6.1 Confidential Information; Covenant not to Disclose. The Executive covenants and undertakes that he will not at any time during or after the termination of his employment hereunder reveal, divulge, or make known to any person, firm, corporation, or business organization (other than the Company or its affiliates, if any), or use for his own account any customer lists, trade secrets, or any secret or any confidential information of any kind used by the Company during his employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Executive, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Executive by reason of his employment by the Company. The Executive further covenants and agrees that he shall retain such knowledge and information which he has acquired or shall acquire and develop during his employment respecting such customer lists, trade secrets, and secret or confidential information in trust for the sole benefit of the Company, its successors and assigns.

     6.2 Covenant Not to Compete; Non-Interference.

     6.2.1 The Executive covenants and undertakes that, during the period of his employment hereunder and for a period of two (2) years hereafter, he will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engaged in the business of distributing, manufacturing or assembling embroidery equipment or software for the embroidery industry or providing retail embroidery services (a "Similar Business") except in the course of his employment hereunder; provided, however, that the Executive may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and
(ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 2% of the issued and outstanding shares, or in the case of bonds or other securities, 2% of the aggregate principal amount thereof issued and outstanding.

     6.2.2 The Executive covenants and undertakes that during the period of his employment hereunder and for a period of one (1) year thereafter he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation or other business organization who or which at any time during the term of the Executive's employment with the Company was an employee, consultant, agent, supplier or customer of the Company. 6.2.3 If any provision of this Article 6.2 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent the court modifies the scope, duration or area of applicability of such provision to make it enforceable.

     7. Injunction. It is recognized and hereby acknowledged by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company hereto, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 6 of this Agreement by the Executive , either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Article 7 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.

     8. Compliance with Other Agreements. The Executive represents and warrants to the Company that the execution of this Agreement by him and his performance of his obligations hereunder will not, with or without the giving of notice, the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

     9. Miscellaneous.

     9.1 Notices. Any notice or other communication to a party under this Agreement shall be in writing, and if by use of the mail shall be considered given when mailed by certified mail, return receipt requested, to the party at the following address or at such other address as the party may specify by notice to the other:

                  If to the Company:

                           Hirsch International Corp.
                           200 Wireless Boulevard
                           Hauppauge, New York 11788
                           Attn:  Henry Arnberg, Chief Executive Officer

                  With a copy to:

                           Ruskin, Moscou, Evans & Faltischek, P.C.
                           170 Old Country Road
                           Mineola, New York 11501
                           Attn:  Raymond S. Evans, Esq.

                  If to the Executive:

                           Paul Gallagher
                           180 Riverside Boulevard - Suite 32D
                           New York, New York 10069

                  With a copy to:

                           Kreinik Aaron & Gersh, LLP
                           450 Lexington Avenue
                           New York, New York  10017
                           Attn.:  Steven T. Gersh

     9.2 Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Insofar as the Executive is concerned this Agreement, being personal, cannot be assigned.

     9.3 Validity. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

     9.4. Entire Agreement. The Agreement constitutes the entire Agreement between the parties, and supersedes all existing agreements between them. It may only be changed or terminated by an instrument in writing signed by both parties. The covenants of the Executive contained in Article 6 of this Agreement shall survive the termination of this Agreement and the expiration of the Term.

     9.5 New York Law to Govern. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York., without regard to its conflicts of laws principles.

     9.6 Corporate Action. The execution and delivery of this Agreement by the Company has been authorized and approved by all requisite corporate action.

     9.7 Waiver of Breach. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in writing.

     9.8   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.9  Paragraph  Headings.   Paragraph  headings  are  inserted  herein  for
convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

     9.10 Expenses. The Company shall reimburse Executive for the legal fees incurred by Executive in connection with the review and negotiation of this Agreement in an amount not to exceed One Thousand Five Hundred Dollars ($1,500).

     IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

                                   HIRSCH INTERNATIONAL CORP.



                                   By:/s/ Henry Arnberg
                                      -----------------
                                      Henry Arnberg, Chief Executive Officer


                                      /s/ Paul Gallagher
                                      ------------------
                                      Paul Gallagher


                                   SCHEDULE A

                                 BONUS PAYMENTS


                  Executive shall be entitled to annual bonus payments, to be paid within ninety days (90) following the end of the appropriate fiscal year as follows:

Remainder of Fiscal 2002

     1. Executive shall be entitled to a bonus payment equal to one hundred percent (100%) of the Base Compensation paid to Executive during fiscal 2002 provided that the Company records a pretax profit during the fourth quarter of fiscal 2002.

Fiscal 2003-2005

     2. Commencing with the fiscal year ending January 31, 2003, Executive shall be entitled to receive annual bonus payments for the balance of the Term equal to fifty percent (50%) of the Base Compensation paid to Executive during such fiscal year provided, that the Company's budgeted and actual pretax profit for the fiscal year is between $0 and $2,999,999. In the event the Company's budgeted and actual pretax profit during such fiscal year is $3,000,000 or more, then an additional bonus payment equal to ten percent (10%) of the Base Compensation paid to Executive during the corresponding fiscal year shall be paid to Executive for each full $300,000 increment the Company's actual pretax profit exceeds $3,000,000 during such fiscal year, up to a maximum additional bonus payment of fifty percent (50%) of Base Compensation paid to Executive during such fiscal year.

     For purposes hereof, the Company's "actual pretax profit" shall be as set forth on the Company's financial statements prepared in accordance with generally accepted accounting principles, consistently applied, and as filed with the Securities and Exchange Commission.